UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): November 10, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

NevadaNV	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On November 10, 2021, Income Opportunity Realty Investors, Inc. (“IOR” or the “Company”) announced its operational results for the quarter ended September 30, 2021. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated November 10, 2021

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 11, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Income Opportunity Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@incomeopp-realty.com

Income Opportunity Realty Investors, Inc. Reports Second Quarter 2021 Results

DALLAS (November 10, 2021) - Income Opportunity Realty Investors, Inc. (NYSE American: IOR), a Dallas-based real estate investment company, today reported results of operations for the quarter ended September 30, 2021.

During the three months ended September 30, 2021, the Company reported net income of $712,000 thousand or $0.17 per diluted share, as compared to net income of $761,000 thousand or $0.18 per diluted share for the same period ended 2020.

Our primary business is investing in real estate and mortgage note receivables.

Expenses

General and administrative expenses were $88,000 thousand for the three months ended September 30, 2021. This represents a decrease of $6,000 thousand, compared to general and administrative expenses of $94,000 thousand for the three months ended September 30, 2020. This decrease was primarily driven by a decrease in cost reimbursements to our Advisor of approximately $5,000 thousand.

Advisory fees were $201,000 thousand for the three months ended September 30, 2021, compared to $194,000 thousand for the same period in 2020 for an increase of $7,000 thousand. Advisory fees are computed based on a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value.

Net income fee to related party was $56,000 thousand for the three months ended September 30, 2021. This represents an increase of $5,000 thousand, compared to the net income fee of $51,000 thousand for the three months ended September 30, 2020. The net income fee paid to our Advisor is calculated at 7.5% of net income.

Other income (expense)

Interest income decreased to $1,248 thousand for the three months ended September 30, 2021, compared to $1.302 thousand for the same period in 2020. The decrease of $54,000 thousand was primarily due to a decrease in interest recognized due to some notes being paid off in 1Q 2021.

Other income was $1,179 thousand for the nine months ended September 30, 2021, due to the collection of a note previously written off. Other income of $742 thousand for the nine months ended September 30, 2020, was due to a tax increment reimbursement from the City of Farmers Branch, Texas for previous infrastructure development performed by the Company.

About Income Opportunity Realty Investors, Inc.

Income Opportunity Realty Investors, Inc., a Dallas-based real estate investment company, currently holds a portfolio of notes receivable. The Company invests in real estate through direct equity ownership and partnerships. For more information, visit the Company’s website at www.incomeopp-realty.com.

Income Opportunity Realty Investors, Inc.

Investor Relations

Gene Bertcher, (800) 400-6407

Investor.relations@incomeopp-realty.com

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INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020
	(dollars in thousands, except per share amounts)		(dollars in thousands, except per share amounts)
Revenues:
Revenue from operations	$—	$—	$—	$—

Expenses:
General and administrative (including $220 and $190 for the nine months ended 2021 and 2020, respectively, to related parties)	88	94	376	361
Net income fee to related party	56	51	250	249
Advisory fee to related party	201	194	599	574
Total operating expenses	345	339	1,225	1,184
Net operating loss	(345)	(339)	(1,225)	(1,184)

Other income (expenses):
Interest income from related parties	1,248	1,302	3,697	4,071
Other income	—	—	1,179	742
Total other income	1,248	1,302	4,876	4,813
Income before taxes	903	963	3,651	3,629
Income tax expense	191	202	768	762
Net income	$712	$761	$2,883	$2,867

Earnings per share - basic and diluted
Net income	$0.17	$0.18	$0.69	$0.69

Weighted average common shares used in computing earnings per share	4,168,414	4,168,414	4,168,414	4,168,414

The accompanying notes are an integral part of these consolidated financial statements.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
	(dollars in thousands, except par value amount)
Assets
Current assets
Cash and cash equivalents	$13	$12
Receivable and accrued interest from related parties	95,827	90,526
Total current assets	95,840	90,538
Non current assets
Notes and interest receivable from related parties	11,510	13,930
Total non current assets	11,510	13,930
Total Assets	$107,350	$104,468

Liabilities and Shareholders' Equity
Liabilities:
Accounts payable and other liabilities	$11	$12
Total liabilities	11	12
Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 4,173,675 and outstanding 4,168,414 shares in 2021 and 2020	42	42
Treasury stock at cost, 5,261 shares in 2021 and 2020	(39)	(39)
Paid-in capital	61,955	61,955
Retained earnings	45,381	42,498
Total shareholders' equity	107,339	104,456
Total liabilities and shareholders' equity	$107,350	$104,468

The accompanying notes are an integral part of these consolidated financial statements.